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                                                        EXHIBIT NO. EX-99.h.2.g

                    DFA INVESTMENT DIMENSIONS GROUP INC.

              ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                            ADDENDUM NUMBER SEVEN

         THIS ADDENDUM is made as of the 26th day of July, 2001, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial0 Processing Corporation," a Delaware corporation ("PFPC").

                            W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement, dated June 19, 1989, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund; and

         WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to a new portfolio of the Fund, designated as the Tax-Managed U.S. Marketwide Portfolio, which is listed on Schedule B, attached hereto; and

         WHEREAS, PFPC presently provides such services to those portfolios of the Fund designated as LD U.S. Large Company Portfolio and HD U.S. Large Company Portfolio, which portfolios shall be renamed LD U.S. Marketwide Portfolio and HD U.S. Marketwide Portfolio, respectively, and which are listed on Schedule B, attached hereto; and

         WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those portfolios set forth on "Schedule B, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated August 1, 2001," which is attached hereto, shall be "Portfolios" under the Agreement.

         2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed to in writing, from time to time, by the Fund and PFPC.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.  The effective date of this Addendum shall be August 1, 2001.

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         IN WITNESS WHEREOF, the parties hereto have caused this Addendum
Number Seven to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                    DFA INVESTMENT DIMENSIONS GROUP INC.

                                    By: /s/ Catherine L. Newell
                                        ----------------------------------------
                                        Catherine L. Newell
                                        Vice President and Secretary

                                    PFPC INC.

                                    By: /s/ Joseph Gramlich
                                        --------------------------------
                                        Joseph Gramlich
                                        Senior Vice President

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                                                           AMENDED AND RESTATED
                                                                 AUGUST 1, 2001

                                 SCHEDULE B

                                PORTFOLIOS OF
                    DFA INVESTMENT DIMENSIONS GROUP INC.

                          U.S. SMALL CAP PORTFOLIO
                        U.S. LARGE COMPANY PORTFOLIO
                       U.S. SMALL CAP VALUE PORTFOLIO
                       U.S. LARGE CAP VALUE PORTFOLIO
                    ENHANCED U.S. LARGE COMPANY PORTFOLIO
                          U.S. MICRO CAP PORTFOLIO
                        U.S. SMALL XM VALUE PORTFOLIO
             AAM/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                         EMERGING MARKETS PORTFOLIO
                      JAPANESE SMALL COMPANY PORTFOLIO
                   UNITED KINGDOM SMALL COMPANY PORTFOLIO
                     CONTINENTAL SMALL COMPANY PORTFOLIO
                     PACIFIC RIM SMALL COMPANY PORTFOLIO
                     DFA ONE-YEAR FIXED INCOME PORTFOLIO
                 DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                      EMERGING MARKETS VALUE PORTFOLIO
                    DFA REAL ESTATE SECURITIES PORTFOLIO
                 DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO
                      LARGE CAP INTERNATIONAL PORTFOLIO
                 DFA FIVE-YEAR GLOBAL FIXED INCOME PORTFOLIO
             DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                     DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                          VA SMALL VALUE PORTFOLIO
                          VA LARGE VALUE PORTFOLIO
                      VA INTERNATIONAL VALUE PORTFOLIO
                      VA INTERNATIONAL SMALL PORTFOLIO
                        VA SHORT-TERM FIXED PORTFOLIO
                          VA GLOBAL BOND PORTFOLIO
                    INTERNATIONAL SMALL COMPANY PORTFOLIO
                    EMERGING MARKETS SMALL CAP PORTFOLIO
                 TAX-MANAGED U.S. SMALL CAP VALUE PORTFOLIO
                    TAX-MANAGED U.S. SMALL CAP PORTFOLIO
                TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                        LD U.S. MARKETWIDE PORTFOLIO
                        HD U.S. MARKETWIDE PORTFOLIO
                     LD U.S. MARKETWIDE VALUE PORTFOLIO
                     HD U.S. MARKETWIDE VALUE PORTFOLIO
                    TAX-MANAGED U.S. MARKETWIDE PORTFOLIO

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